Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File Nos. 333-179517-12976479 and 333-179517-12610583), Forms SB-2 (File Nos. 333-139417-07798666, 333-139417-07596705, and 333-139417-061281180), Forms S-3 (File Nos. 333-160568-09957502 and 333-160568-09944086) and Form S-8 (File Nos. 333-196797-14922652, 333-189683-13940607, 333-182402-12932310, 333-168138-10955374, 333-164560-10552094, 333-143373-07887708 and 333-141576-07718413) of ULURU Inc. of our report dated March 31, 2015 relating to the consolidated financial statements for the two years ended December 31, 2014 which appear in the Annual Report on Form 10-K of ULURU Inc. filed with the Securities and Exchange Commission on March 31, 2015.

/s/ Lane Gorman Trubitt, PLLC
Lane Gorman Trubitt, PLLC Dallas, Texas March 31, 2015